                                                                    Exhibit 4.20

Outstanding Debentures Obligations, collectively, the "Obligations") and (b) each of the Secured Creditors has appointed the Collateral Agent as the Collateral Agent for and on its behalf, including in respect of the Security Sharing Agreement.

Accordingly, the Grantors and the Collateral Agent on behalf of each of the Secured Creditors, hereby agree as follows:

                                    ARTICLE I

                                   Definitions

            SECTION 1.01. Definition of Terms Used Herein. Unless the context otherwise requires, all capitalized ten-as used but not defined herein shall have the meanings set forth in the Indentures and the Security Sharing Agreement and all references to the Uniform Commercial Code shall mean the Uniform Commercial Code in effect in the State of New York as of the date hereof.

            SECTION 1.02 Definition of Certain Term Used Herein. As used herein, the following terms shall have the following meanings-

            "Accounts" shall mean the Notes Sinking Fund Account and the Offshore Revenue Sub-Account.

            "Collateral" shall mean (a) the Notes Sinking Fund Account, (b) the Offshore Revenue SubAccount, (c) any Investment Property or Financial Assets held or owned in or through either of (a) or (b), and (d) any and all Proceeds of the foregoing.

            "Entitlement Holder' shall mean a person identified in the records of a Securities Intermediary as the person having a Security Entitlement against the Securities Intermediary. If a person acquires a Security Entitlement by virtue of Section 8-501(b)(2) or (3) of the Uniform Commercial Code, such person is the Entitlement Holder.

            'Entitlement Order' shall mean a notification communicated to a Securities Intermediary (including without limitation the Deposit Bank) directing transfer or redemption of a Financial Asset to which the Entitlement Holder (including but not limited to the Grantor) has a Security Entitlement.

            "Financial Asset" shall mean (a) a Security, (b) an obligation of a person or a share, participation or other interest in a person or in property or an enterprise of a person, which is, or is of a type, dealt with in or traded on financial markets, or which is recognized in any area in which it is issued or dealt in as a medium for investment or (c) any property that is held by a Securities Intermediary for another person in a Securities Account if the Securities Intermediary has expressly agreed with the other person that the property is to be treated as a Financial Asset under Article 8 of the Uniform Commercial Code. As the context requires, the term Financial Asset shall mean either the interest itself or the means by which a person's claim to it is evidenced, including a certificated or uncertificated Security, a certificate representing a Security or a Security Entitlement.

            "Investment Property' shall mean all Securities (whether certificated or uncertificated), Security Entitlements and Securities Accounts of any Grantor held by the Collateral Agent, under its exclusive dominion and control, or through the Accounts whether now owned or hereafter acquired by the Collateral Agent.

            "Notes Sinking Fund Account' shall have the meaning, assigned to such term in the Security Sharing Agreement.

            'Offshore Revenue Sub-Accouter' shall have the meaning assigned to such term in the Security Sharing Agreement.

            Person " shall mean any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

            "Proceeds' shall mean any consideration received from the sale, exchange, license, lease or other disposition of Collateral, any value received as a consequence of the possession of any Collateral and any payment received from any insurer or other person or entity as a result of the destruction, loss, theft, damage or other involuntary conversion of whatever nature of any asset or property which constitutes Collateral, and shall include (a) all cash and negotiable instruments received by or held on behalf of the Collateral Agent and
(b) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

            "Secured Creditors" shall have the meaning assigned to such term in the Security Sharing Agreement.

            'Securities " shall mean any obligations of an issuer or any shares, participation's or other interests in an issuer or in property or an enterprise of an issuer which (a) are represented by a certificate representing a security in bearer or registered form, or the transfer of which may be registered upon books maintained for that purpose by or on behalf of the issuer, (b) are one of a class or series or by its terms is divisible into a class or series of shares, participations interests or obligations and (c)(i) are, or are of a type, dealt with or trade on securities exchanges or securities markets or (ii) are a medium for investment and by their terms expressly provide that they are a security governed by Article 8 of the Uniform Commercial Code.

            "Securities Account' shall mean an account to which a Financial Asset is or may be credited in accordance with an agreement under which the person maintaining the account undertakes to treat the person for whom the account is maintained as entitled to exercise rights that comprise the Financial Asset.

            "Security Entitlements' shall mean the rights and property interests of an Entitlement Holder with respect to a Financial Asset.

            "Security Interest" shall have the meaning assigned to such term in
Section 2.01.

            "Securities Intermediary" shall mean (a) a clearing corporation or
(b) a person, including a bank or broker, that in the ordinary course of its business maintains securities accounts for others and is acting in that capacity.

                                   ARTICLE II

                                Security Interest

            SECTION 2.01 Security Interest. As security for the payment or performance, as the case may be, in full of the Obligations, each Grantor hereby bargains, sells, conveys, assigns, sets over, mortgages, pledges, hypothecates and transfers to the Collateral Agent, its successors and assigns, for the ratable benefit of the Secured Creditors, and hereby grants to the Collateral Agent, its successors and assigns, for the ratable benefit of the Secured Creditors, a security interest in, all of such Grantor's right, tide and interest in, to and under the Collateral (the "Security Interest"). Without limiting the foregoing, the Collateral Agent is hereby authorized to file one or more financing statements, continuation statements or other documents for the purpose of perfecting, confirming, continuing, enforcing or protecting the Security Interest granted by each Grantor, without the signature of any Grantor, and naming any Grantor or the Grantors as debtors and the Collateral Agent as secured party.

            SECTION 2.02 No Assumption of Liability. The Security Interest is granted as security only and shall not subject the Collateral Agent or any other Secured Party to, or in any way alter or modify, any obligation or liability of any Grantor with respect to or arising out of the Collateral.

                                   ARTICLE III

                 Representations and Warranties of the Grantors

The Grantors jointly and severally represent and warrant to the Collateral Agent and the Secured Creditors that:

            SECTION 3.01. Title and Authority. Each Grantor has good and valid rights in the Collateral with respect to which it has purported to grant a Security Interest hereunder and has full power and authority to grant to the Collateral Agent the Security Interest in such Collateral pursuant hereto and to execute, deliver and perform its obligations in accordance with the terms of this Agreement, without the consent or approval of any other person other than any consent or approval which has been obtained.

            SECTION 3.02. Filings. Fully executed Uniform Commercial Code financing statements or other appropriate filings, recordings or registrations containing a description of the Collateral with evidence of filing thereon will, as soon as practicable after the date hereof, be delivered to the Collateral Agent which are all the filings, recordings and registrations that are necessary to publish notice of and protect the validity of and to establish a legal, valid and perfected security interest in favor of the Collateral Agent (for the ratable benefit of the Secured Creditors) in respect of all Collateral in which the Security Interest may be perfected by filing, recording or registration in the United States (or any political subdivision thereof) and its territories and possessions, and no further or subsequent filing, refiling, recording, rerecording, registration or registration is necessary in any such jurisdiction, except as provided under applicable law with respect to the filing of continuation statements.

            SECTION 3.03. Validity of Security Interest. The Security Interest constitutes (a) a legal and valid security interest in all the Collateral securing the payment and performance of the Obligations and (b) subject to the filings described in Section 3.02 above, a perfected security interest in all Collateral in which a security interest may be perfected by filing, recording or registering a financing statement or analogous document in the United States (or any political subdivision thereof) and its territories and possessions pursuant to the Uniform Commercial Code or other applicable law in such jurisdictions. The Security Interest is and shall be prior to any other Lien on any of the Collateral.

            SECTION 3.04 Absence of Other Liens. The Collateral is owned by the Grantors free and clear of any Lien. The Grantor has not filed or consented to the filing of (a) any financing statement or analogous document under the Uniform Commercial Code or any other applicable laws covering any Collateral,
(b) any assignment in which any Grantor assigns any Collateral or any security agreement or similar instrument covering any Collateral with any foreign governmental, municipal or other office, which financing statement or analogous document, assignment, security agreement or similar instrument is still in effect or (c) entered into any agreement that purports to give any Person other than the Collateral Agent any rights in or control over any Collateral.

                                   ARTICLE IV

                                    Covenants

            SECTION 4.01 Change of Name, Location of Collateral, Records; Place of Business. Each Grantor agrees promptly to notify the Collateral Agent in writing of any change (a) in its corporate name or in any trade name used to identify it in the conduct of its business or in the ownership of its properties, (b) in the location of its chief executive office, its principal place of business, any office in which it maintains books or records relating to Collateral owned by it or any office or facility at which Collateral owned by it is located (including the establishment of any such new office or facility), (c) in its identity or corporate structure or (d) in its Federal Taxpayer Identification Number. Each Grantor agrees not to effect or permit any change referred to in the preceding sentence unless all filings have been made under the Uniform Commercial Code or otherwise that are required in order for the Collateral Agent to continue at all times following such change to have a valid, legal and perfected first priority security interest in all the Collateral.

            SECTION 4.02 Control Agreement. Each Grantor agrees not to enter into any agreements that purport to give any Person other than the Collateral Agent any rights in or any control over the Accounts.

            SECTION 4.03 Further Assurances. Each Grantor agrees, at its own expense, to execute, acknowledge, deliver and cause to be duly filed all such further instruments and documents and take all such actions as the Collateral Agent may from time to time request to better assure, preserve, protect and perfect the Security Interest and the rights and remedies created hereby, including the payment of any fees and taxes required in connection with the execution and delivery of this Agreement, the granting of the Security Interest and the filing of any financing statements or other documents in connection herewith or therewith.

                                    ARTICLE V

                       The Notes Sinking Fund Account and
                        the Offshore Revenue Sub-Account

            SECTION 5.01. Sole Dominion and Control The Grantors acknowledge that the Collateral shall be under the sole dominion and control of the Collateral Agent, and that all of the right, title and interest of any Grantor in and to each and every item of the Collateral shall be subject to the security interest and control of the Collateral Agent. This Agreement shall constitute a control agreement within the meaning set forth in Article 8 of the Uniform Commercial Code and Chase, as Deposit Bank, shall follow only those directions and Entitlement Orders in respect of the Collateral as are delivered by the Collateral Agent.

            SECTION 5.02. Withdrawals and Investments. The Grantors acknowledge that (a) the Collateral Agent is the sole signatory for the Accounts, (b) any payment or withdrawal from or investment of funds deposited in either of the Accounts shall be made solely at the direction of the Collateral Agent and (c) any indispensable instruments that govern or evidence either of the Accounts have been delivered to the Collateral Agent and not to the Grantors. The Grantors agree that if any indispensable instruments that govern or evidence either of the Accounts are delivered to any Grantor, such Grantor will immediately deliver such instrument to the Collateral Agent.

            SECTION 5.03 "Financial Assets "Election. The Collateral Agent and the Deposit Bank hereby agree that each item of property (whether Investment Property, Financial Assets, Securities, instruments or cash) credited to the Collateral shall be treated as a "financial asset" within the meaning of Section 8-102(a)(9) of the Uniform Commercial Code.

                                   ARTICLE VI

                       Administration; Priority of rights

            The Collateral Agent agrees, for itself and for each other Secured Creditor, that it and each other Secured Creditor shall be bound by the terms of the Security Sharing Agreement in connection with the administration (including amendments) of this Agreement, including the provisions of Section 6. 1, Section
6.2 and Section 6.3 thereof.

                                   ARTICLE VII

                                  Deposit Bank

            SECTION 7.01. Appointment of deposit Bank. The Collateral Agent hereby appoints the Deposit Bank as its sub-agent under this Security Agreement and authorizes the Deposit Bank, on the terms and subject to the conditions set forth herein, to receive payments in respect of the Collateral. The Deposit Bank shall be the Collateral Agent's agent for the purpose of holding and investing the Collateral.

            SECTION 7.02 Instructions The Grantors and the Deposit Bank acknowledge that the Collateral Agent is the only Person who may give instructions to the Deposit Bank in respect of the Collateral. Neither the Grantors nor any person or entity claiming by, through or under the Grantors shall have any right, title or interest in, or control over the use of, or any right to withdraw any amount from, the Collateral, except that the Collateral Agent shall have the right to withdraw amounts from the Accounts. The Deposit Bank shall be entitled to rely on, and shall act in accordance with, all instructions given to it by the Collateral Agent with respect to the Collateral.

            SECTION 7.03 Consent of Grantors. The Grantors consent to the appointment of the Deposit Bank and agree that the Deposit Bank shall incur no liability to any Grantor as a result of any action taken pursuant to an instrument given by the Collateral Agent in accordance with the provisions of this Agreement. The Grantors agree to indemnify and defend the Deposit Bank against any loss, liability, claim or expense (including reasonable attomeys' fees) arising from the Deposit Bank's entry into this Agreement and actions taken hereunder, except to the extent resulting from Deposit Bank's gross negligence or willful misconduct; provided, however, that the Grantors will not indemnify the Deposit Bank against any consequential damages or loss of profits or loss of business.

            SECTION7.04 Transfer of Rights. The Deposit Bank will not assign or transfer any of its rights or obligations hereunder (other than to the Collateral Agent) without the prior written consent of the other parties hereto, and any such attempted assignment or transfer shall be void.

            SECTION 7.05 Right to Setoff The Deposit Bank hereby irrevocably waives any right to set off against, or otherwise deduct from, any funds held in the Accounts and all Investment Property or Financial Assets (and Proceeds thereof) that come into its possession in connection with the Accounts any indebtedness or other claim owed by any Grantor or any affiliate thereof to the Deposit Bank.

            SECTION 7.06 Subordination of the Deposit Bank. The Deposit Bank hereby irrevocably subordinates to the Security Interest any security interest in or lien on any of the Collateral that the Deposit Bank may have from time to time by operation of law or by agreement.

            SECTION 7.07 Representation, Warranties and Covenants of the Deposit Bank. The Deposit Bank represents, warrants and covenants to the Grantors, the Collateral Agent and the Secured Creditors that:

      (a) the Deposit Bank is a Securities Interrnediary and is acting in that capacity;

      (b) each Account is a Security Account;

      (c) the Deposit Bank will treat each item of property (including without limitation each Security Entitlement) credited to any Account, other than cash, as a Financial Asset;

      (d) each Account is maintained in the name of the respective Grantor, and the security interest of the Collateral Agent in each Account is indicated on the books of the Deposit Bank;

      (e) the Deposit Bank has not and will not enter into any agreement under which the Deposit Bank agrees to comply with any directions or Entitlement Orders regarding any of the Collateral originated by any person other than the Collateral Agent; and

      (f) the Deposit Bank will promptly notify the Grantors and the Collateral Agent upon the Deposit Bank's obtaining any notice of an adverse claim in respect of any of the Collateral.

                                  ARTICLE VIII

                                  Miscellaneous

            SECTION 8.01 Notices. All communications and notices hereunder shall be in writing and given as provided in Section 12 of the Security Sharing Agreement.

            SECTION8.02 Binding Effect; Several Agreement; Assignments. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the Grantors that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns. This Agreement shall become effective as to any Grantor when a counterpart hereof executed on behalf of such Grantor shall have been delivered to the Collateral Agent and a counterpart hereof shall have been executed on behalf of the Collateral Agent and thereafter shall be binding upon such Grantor and the Collateral Agent and their respective successors and assigns, and shall inure to the benefit of such Grantor, the Collateral Agent and the Secured Creditors, and their respective successors and assigns, except that such Grantor shall not have the right to assign its rights hereunder or any interest herein or in the Collateral (and any such attempted assignment shall be void), except as expressly contemplated by this Agreement or the Indentures.

            SECTION 8.03 Survival of agreement; Severability.(a) All covenants, agreements, representations and warranties made by any Grantor herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the Collateral Agent, and the Secured Creditors and shall survive the issuance of the Notes by the Note Issuers and the sale of the Debentures by the Note Issuers, regardless of any investigation made by the Secured Creditors or on their behalf, and shall continue in full force and effect as long as the principal of or any accrued interest on or any other fee or amount payable under this Agreement is outstanding and unpaid.

            (b) In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

            (c) This Agreement shall remain in full force and effect as to all Obligations remaining unpaid, notwithstanding the discharge and payment in full of any and all Obligations owed under any one or more of the Indentures. Upon any such discharge of any one or more of the Indentures, the Grantors hereby agree to enter into such conforming changes hereto as shall be reasonably satisfactory to the Trustee confirming the rights provided hereunder in respect of the remaining Obligations outstanding.

            SECTION 8.04 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. THE JURISDICTION OF THE DEPOSIT BANK, WITHIN THE MEANING OF SECTION 8-110(e) OF THE UNIFORM COMMERCIAL CODE, IS THE STATE OF NEW YORK.

            SECTION 8.05 Counterrparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute a single contract, and shall become effective as provided in Section 7.02. Delivery of an executed counterpart of a signature page to this Agreement by facsimile transmission shall be as effective as delivery of a manually executed counterpart of this Agreement.

            SECTION8.06. Rules of Interpretation. The rules of interpretation specified in Section 1.04 of the Indentures shall be applicable to this Agreement. Section headings used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting this Agreement.

            SECTION 8.07 Jurisdiction; Consent to Service of Process. (a) Each Grantor hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that, to the extent permitted by applicable law, all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Collateral Agent or any Secured Creditor may otherwise have to bring any action or proceeding relating to this Agreement against any Grantor or its properties in the courts of any jurisdiction.

            (a) Each Grantor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any New York State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

            (b) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 7.0 1. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

            SECTION8.08 Waiver Of Jury Trial. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

            SECTION8.09. No Waiver. No failure or delay on the part of any of the parties hereto in exercising any right, power or privilege under this Agreement shall impair such right, power or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such right power or privilege preclude other or further exercise thereof or of any other right, power or privilege.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

                               NAKORNTHAI  STRIP MILL PUBLIC COMPANY
                               LIMITED,


                               by
                                  /s/ John W. Schultes
                                  -----------------------------------
                                  Title: President/CEO

                               NSM STEEL (DELAWARE) INC.,


                               by
                                  /s/ John W. Schultes
                                  -----------------------------------
                                  Title: President/CEO

                               NSM STEEL COMPANY LTD.,


                               by
                                  /s/ John W. Schultes
                                  -----------------------------------
                                  Title: President/CEO

                               THE CHASE MANHATTAN BANK, as Trustee under each of the Indentures,

                               by
                                  /s/ Valerie Dunbar
                                  -----------------------------------
                                  Title:

                               THE CHASE MANHATTAN BANK, as Collateral Agent,
                               by
                                  /s/ Valerie Dunbar
                                  -----------------------------------
                                  Title:

                               THE CHASE MANHATTAN BANK, as Deposit Bank


                               by
                                  /s/ Valerie Dunbar
                                  -----------------------------------
                                  Title:

                               THE INDUSTRIAL FINANCE CORPORATION OF
                               THAILAND, as Facility Agent for the Thai Lenders,


                               by /s/ [illegible]
                                  -----------------------------------
                                  Name:
                                  Title: